UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”) was held on June 18, 2013. Holders of the Company’s Class A common stock, par value $0.0001 (“Class A common stock”), at the close of business on April 19, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting. A total of 101,600,725 shares of Class A common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting. The votes cast with respect to the matters voted upon at the Annual Meeting are set forth below:

1. The holders of Class A common stock re-elected the following 12 director nominees to serve on the Company’s Board of Directors as directors for a one-year term expiring on the date of the Company’s 2014 annual meeting of stockholders:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Richard Haythornthwaite	96,588,279	86,519	227,826	4,698,101
Ajay Banga	96,600,446	74,558	227,620	4,698,101
Silvio Barzi	96,521,401	154,103	227,120	4,698,101
David R. Carlucci	96,596,180	79,088	227,356	4,698,101
Steven J. Freiberg	96,596,721	78,362	227,541	4,698,101
Nancy J. Karch	89,277,689	7,282,439	342,496	4,698,101
Marc Olivié	96,593,288	82,511	226,825	4,698,101
Rima Qureshi	96,161,487	515,686	225,451	4,698,101
José Octavio Reyes Lagunes	96,542,226	134,093	226,305	4,698,101
Mark Schwartz	96,516,152	158,087	228,385	4,698,101
Jackson P. Tai	89,417,013	7,141,546	344,065	4,698,101
Edward Suning Tian	95,761,152	797,300	344,172	4,698,101

2. The holders of Class A common stock approved MasterCard’s executive compensation on an advisory basis:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
93,414,953	3,092,927	394,744	4,698,101

3. The holders of Class A common stock ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2013:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
100,339,478	1,019,683	241,564	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

	By	/s/ Bart S. Goldstein
Date: June 18, 2013		Bart S. Goldstein Corporate Secretary and Senior Associate General Counsel

4